Exhibit 32.2

Certification of Chief fINANCIAL Officer

Pursuant to Section 18 U.S.C. Section 1350

In connection with this Annual Report on Form 10-Q of Fred’s, Inc. the undersigned, Ritwik Chatterjee, certifies, pursuant to Section 18 U.S.C. Section 1350, that:

1.

The Annual Report of the Company on Form 10-Q for the period ended May 4, 2019, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of Fred’s, Inc.

Date: June 18, 2019	/s/ Ritwik Chatterjee
Ritwik Chatterjee, Chief Financial Officer